SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 28, 2009

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On October 28, 2009, Arrhythmia Research Technology, Inc. (the "Company") announced its financial results for the three and nine months ended September 30, 2009.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.01 to this Current Report on Form 8-K.

The information in this Form 8-K and Exhibit 99.01 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                                Description

99.01	Press Release dated October 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 30th day of October, 2009.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ David A. Garrison
David A. Garrison
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit                     Description

99.01	Press Release dated October 28, 2009.

Exhibit 99.01
FOR IMMEDIATE RELEASE                                                                                                              Contact: David A. Garrison
Website:  http://www.arthrt.com                                                                                                                                          (978) 345-5000
October 28, 2009

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
ANNOUNCES RESULTS FOR THIRD QUARTER 2009
Fitchburg, MA

Arrhythmia Research Technology, Inc. (the “Company”) (NYSE AMEX: HRT) and its wholly owned subsidiary Micron Products, Inc. (“Micron”) reported total revenue of $5,457,000 and net income of $108,000 for the quarter ended September 30, 2009 compared to total revenue of $5,838,000 and net income of $68,000 for the same quarter of 2008.  Basic net income per share for the three months ended September 30, 2009 increased to $0.04 per share from $0.03 per share for the same period in 2008. Total revenue decreased by 6.5% while net income increased by 59% and earnings per share increased by 33% in the quarter ending September 30, 2009 as compared to the same period in 2008.

For the nine months ended September 30, 2009, total revenue of $15,512,000 and net income of $267,000 was achieved as compared to total revenue of $17,724,000 and net income of $352,000 for the same period in 2008.  Basic net income per share for the nine months ended September 30, 2009 was $0.10 as compared to $0.13 for the same period in 2008. Total revenue decreased by 12.5% while net income decreased by 24% and earnings per share decreased by 23% in the nine months ending September 30, 2009 as compared to the same period in 2008.

James E. Rouse, the Company’s President and CEO commented, “We are pleased with the sequential and year over year growth in earnings.  Micron Integrated Technology (MIT) division has significantly improved gross profit in the first nine months as compared to the same period in 2008.  It is encouraging to note that in the third quarter MIT sales increased over $60,000 as compared to the same period in 2008 despite the loss of over $1,200,000 in revenue from an eliminated product.  Sensor unit volume increased 1% in the third quarter and 10% in the nine months compared to the same periods in 2008.  However, intense price competition continues to have an adverse effect on sensor revenues and gross profit margin.

“Due to the competitive environment of the ECG electrode market, price pressure is expected to persist.  To protect and grow our sensor market share, management is aggressively pursuing multiple strategies.  As part of these strategies, the management team will continue to implement technological and process improvements enhancing overall competitiveness and gross margin.  These improvements include investment in automated production and inspection equipment, implementation of lean manufacturing strategies and the incorporation of the ISO-13485-2003 quality management system for medical device manufacturing.

“We expect the first phase of automated production and inspection equipment will be fully operational by year end.  Additional equipment, originally scheduled for delivery and implementation in the fourth quarter, will now be completed in the first quarter of 2010.  The total investment attributable to this equipment is approximately $1,000,000.  ISO-13485-2003 registration is projected for completion no later than early 2010.   Management’s lean manufacturing initiatives will continue into the foreseeable future.

“The Company continues to maintain a strong balance sheet and cash flows despite the full payment of a short term equipment note in excess of $600,000 during the third quarter.  We believe that our strong balance sheet enables us to weather the current economic climate and intense pricing pressures, and to capitalize on future growth opportunities.”

The Company through its wholly owned subsidiary Micron Products, Inc. manufactures silver plated and non-silver plated conductive resin sensors and distributes metal snaps used in the manufacture of disposable ECG, EEG, EMS and TENS electrodes.  Micron’s MIT division provides end-to-end product life cycle management through a comprehensive portfolio of value-added services such as design, engineering, prototyping, manufacturing, machining, assembly and packaging.  MIT manufactures custom injection molded products for medical, electronic, industrial and consumer applications, and provides high end mold design, manufacturing and precision machining for various industries. The Company’s products also include proprietary signal-averaging electrocardiography (SAECG) software used in the detection of potentially lethal heart arrhythmias.

For more information please check our websites:
           http://www.arthrt.com                                                      http://www.micronproducts.com                                                                           http://www.micronintegrated.com

Forward-looking statements made herein are based on current expectations of the Company that involve a number of risks and uncertainties and should not be considered as guarantees of future performance.  The factors that could cause actual results to differ materially include: our ability to maintain our current pricing model and/or decrease our cost of sales; continued availability of supplies or materials used in manufacturing at competitive prices; volatility in commodity and energy prices and our ability to offset higher costs with price increases; the costs inherent with complying with new statutes and regulations; variability of customer delivery requirements; our ability to efficiently integrate future acquisitions and other new lines of business that the Company may enter in the future.  More information about factors that potentially could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008.